UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 31, 2018

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, Minnesota 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 31, 2018, Nuvera Communications, Inc. completed its acquisition of Scott-Rice Telephone Co. from Allstream Business U.S., LLC, and affiliate of Zayo Group Holdings, Inc. for approximately $42 million in cash pursuant to the terms of the Stock Purchase Agreement dated as of February 22, 2018. The acquisition has resulted in a combined company that provides phone, video and internet services with approximately 66,000 connections.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Business Acquired.

Audited financial statements of Scott-Rice Telephone Company will be filed within 75 days of the closing of the Merger Agreement.

(b)

Pro Forma Financial Information

Pro forma financial statements will be filed within 75 days of the closing of the Merger.

(d)

Exhibits

Exhibit   99.1

Nuvera Commmunications, Inc. Press Release dated August 1, 2018 regarding completion of the acquisition of Scott-Rice Telephone Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvera Communications, Inc.

Date: August 1, 2018	By: /s/Bill Otis Bill Otis President and Chief Executive Officer